Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)        |__|

THE BANK OF NEW YORK

(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. employer identification no.)

One Wall Street, New York, N.Y. (Address of principal executive offices)	10286 (Zip code)

EYE CARE CENTERS OF AMERICA, INC.

(Exact name of obligor as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	74-2337775 (I.R.S. employer identification no.)

ECCA Enterprises, Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	35-2196998 (I.R.S. employer identification no.)

Eye Care Holdings, Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-2849556 (I.R.S. employer identification no.)

Enclave Advancement Group, Inc.

(Exact name of obligor as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	74-2510780 (I.R.S. employer identification no.)

ECCA Managed Vision Care, Inc.

(Exact name of obligor as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	74-2759084 (I.R.S. employer identification no.)

Visionworks Holdings, Inc.

(Exact name of obligor as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	59-3226333 (I.R.S. employer identification no.)

ECCA Management Investments, Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-3080165 (I.R.S. employer identification no.)

ECCA Management, Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	02-0677031 (I.R.S. employer identification no.)

EyeMasters of Texas Investments, Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	83-0349045 (I.R.S. employer identification no.)

EyeMasters of Texas Management, Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	02-0677049 (I.R.S. employer identification no.)

Stein Optical, Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-2924031 (I.R.S. employer identification no.)

Vision World, Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-2924029 (I.R.S. employer identification no.)

Eye DRx Retail Management, Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-2924030 (I.R.S. employer identification no.)

Metropolitan Vision Services, Inc.

(Exact name of obligor as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	54-1579086 (I.R.S. employer identification no.)

Hour Eyes, Inc.

(Exact name of obligor as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	54-1517741 (I.R.S. employer identification no.)

Visionworks, Inc.

(Exact name of obligor as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	59-3226331 (I.R.S. employer identification no.)

ECCA Management Services, Ltd.

(Exact name of obligor as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	02-0677058 (I.R.S. employer identification no.)

EyeMasters of Texas, Ltd.

(Exact name of obligor as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	02-0677062 (I.R.S. employer identification no.)

Visionary Retail Management, Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-2849552 (I.R.S. employer identification no.)

Visionary Properties, Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-2849554 (I.R.S. employer identification no.)

EyeMasters, Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	02-0677066 (I.R.S. employer identification no.)

ECCA Distribution Investments, Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-4238784 (I.R.S. employer identification no.)

ECCA Distribution Management, Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	02-0677054 (I.R.S. employer identification no.)

Visionary Lab Investments, Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	81-0598449 (I.R.S. employer identification no.)

Visionary Lab Management, Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	02-0677051 (I.R.S. employer identification no.)

ECCA Distribution Services, Ltd.

(Exact name of obligor as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	04-3742989 (I.R.S. employer identification no.)

Visionary Lab Services, Ltd.

(Exact name of obligor as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	04-3742977 (I.R.S. employer identification no.)

11103 West Avenue San Antonio, Texas (Address of principal executive offices)	78213-1392 (Zip code)

10 3/4% Senior Subordinated Notes due 2015

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)    Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of Banks of the State of New York	2 Rector Street, New York, N.Y. 10006, and Albany, N.Y. 12203

Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, New York 10005

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121195.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-106702.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 25th day of July, 2005.

THE BANK OF NEW YORK

By:	/S/ BEATA HRYNIEWICKA
Name: BEATA HRYNIEWICKA
Title: ASSISTANT TREASURER

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286 And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March 31, 2005, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$2,292,000
Interest-bearing balances	7,233,000
Securities:
Held-to-maturity securities	1,831,000
Available-for-sale securities	21,039,000
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	1,965,000
Securities purchased under agreements to resell	379,000
Loans and lease financing receivables:
Loans and leases held for sale	35,000
Loans and leases, net of unearned income	31,461,000
LESS: Allowance for loan and lease losses	579,000
Loans and leases, net of unearned income and allowance	30,882,000
Trading Assets	4,656,000
Premises and fixed assets (including capitalized leases)	832,000
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	269,000
Customers’ liability to this bank on acceptances outstanding	54,000
Intangible assets:
Goodwill	2,042,000
Other intangible assets	740,000
Other assets	5,867,000

Total assets	$80,116,000

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Dollar Amounts In Thousands
LIABILITIES
Deposits:
In domestic offices	$34,241,000
Noninterest-bearing	15,330,000
Interest-bearing	18,911,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	25,464,000
Noninterest-bearing	548,000
Interest-bearing	24,916,000
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices .	735,000
Securities sold under agreements to repurchase	121,000
Trading liabilities	2,780,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	1,560,000
Not applicable
Bank’s liability on acceptances executed and outstanding	55,000
Subordinated notes and debentures	1,440,000
Other liabilities	5,803,000

Total liabilities	$72,199,000

Minority interest in consolidated subsidiaries	141,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	2,088,000
Retained earnings	4,643,000
Accumulated other comprehensive income	-90,000
Other equity capital components	0
Total equity capital	7,776,000

Total liabilities, minority interest, and equity capital	$80,116,000

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I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro,

Senior Vice President and Comptroller

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi Gerald L. Hassell Alan R. Griffith	Directors

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